UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2016

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4694	36-1004130
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2016, R.R. Donnelley & Sons (“RR Donnelley”) completed the previously announced distribution of approximately 80.75 percent of the outstanding common stock of its financial communications and data services business (“Donnelley Financial Solutions, Inc.” or “Donnelley Financial”) and 80.75 percent of the outstanding common stock of its publishing and retail-centric print services and office products business (“LSC Communications, Inc.” or “LSC Communications”) to RR Donnelley stockholders (collectively, the “Distribution”). RR Donnelley stockholders of record as of the close of business on September 23, 2016 (the “Record Date”) received one share of Donnelley Financial common stock and one share of LSC Communications common stock for every eight shares of RR Donnelley stock held at the close of business on the Record Date. Donnelley Financial and LSC Communications are now separate independent public companies which trade under the symbols “DFIN” and “LKSD”, respectively, on the New York Stock Exchange. RR Donnelley retained approximately 19.25 percent ownership in both Donnelley Financial and LSC Communications immediately following the Distribution.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of RR Donnelley as of June 30, 2016 and the unaudited pro forma condensed consolidated statements of operations of RR Donnelley for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2014, after giving effect to the Distribution, as required by Article 11 of Regulation S-X are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of RR Donnelley for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: October 5, 2016	By:	/s/ Terry D. Peterson
	Name:	Terry D. Peterson
	Title:	Executive Vice President and Chief Financial Officer